EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-164563 and 333-174266, including a base prospectus dated April 16, 2010 and a base prospectus dated May 26, 2011) and on Form S-8 (File No. 333-178970) of our report dated March 12, 2013 with respect to the audited financial statements of Zion Oil & Gas, Inc. for the year ended December 31, 2012.

/s/ Malone Bailey, LLP

www.malone-bailey.com

Houston, Texas

March 12, 2013